EXHIBIT 10.1

Amendment No. 6
to Credit Agreement

This Amendment No. 6 to Credit Agreement is dated as of October 13, 2015, and is between CTI Industries Corporation, an Illinois corporation (the “Borrower”); CTI Supply, Inc., an Illinois corporation f/k/a CTI Helium, Inc., and a Wholly-Owned Subsidiary of the Borrower, in its capacity as a guarantor (the “Subsidiary Guarantor”); and BMO Harris Bank N.A., a national banking association, successor to Harris N.A. (the “Bank”).

The Borrower and the Bank entered into a Credit Agreement dated as of April 29, 2010 (the “Credit Agreement”), under which the Bank has extended certain credit facilities to the Borrower.

In connection with the Credit Agreement, the Subsidiary Guarantor entered into a Guaranty dated as of April 29, 2010 (the “Subsidiary Guaranty”), under which, among other things, the Subsidiary Guarantor guarantees the prompt and complete payment and performance of the Obligations.

The parties now desire to amend the Credit Agreement in certain respects.

The parties therefore agree as follows:

1.          Definitions. Defined terms used but not defined in this agreement are as defined in the Credit Agreement.

2.          Amendments to Credit Agreement. (a) The second sentence of section 1.4 of the Credit Agreement (which sentence begins, “The Revolving Credit may be utilized by the Borrower…”) is hereby amended to read in its entirety as follows:

“The Revolving Credit may be utilized by the Borrower in the form of Revolving Loans and Letters of Credit, all as more fully hereinafter set forth, provided that the aggregate principal amount of Revolving Loans and Letters of Credit outstanding at any one time shall not exceed the Revolving Credit Availability.”

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(b)          Section 1.4 of the Credit Agreement is hereby further amended by inserting the following new sentence at the end of that section:

“The Bank shall have the right, at any time and from time to time in the exercise of its reasonable discretion, to establish, modify, or eliminate reserves (including, without limitation, in respect of Credit Product Obligations) on the Revolving Credit Commitment, the Borrowing Base, or, without duplication, both the Revolving Credit Commitment and the Borrowing Base.”

(c)          The definition of “Borrowing Base” in section 5.1 of the Credit Agreement is hereby amended to read in its entirety as follows, effective as of October 1, 2015:

“            “Borrowing Base” means, as of any time it is to be determined, the sum of: (a) 85% of the then outstanding unpaid amount of Eligible Receivables; plus (b) the lesser of (i) $6,500,000 and (ii) 60% of the value (computed at the lower of market or cost using the first-in/first-out method of inventory valuation applied by the Borrower in accordance with GAAP) of Eligible Inventory; (c) the Temporary Overadvance Amount; provided that the Borrowing Base shall be computed only as against and on so much of the Collateral as is included on the certificates to be furnished from time to time by the Borrower pursuant to Section 8.5(a) hereof and, if required by the Bank pursuant to any of the terms hereof or any Collateral Document, as verified by such other evidence required to be furnished to the Bank pursuant hereto or pursuant to any such Collateral Document.”

(d)          The definition of “Revolving Credit Availability” in section 5.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

“            “Revolving Credit Availability” means, as of any time it is to be determined, an amount equal to the lesser of (a) the result of (i) the Revolving Credit Commitment at such time, minus (ii) the amount of reserves then imposed on the Revolving Credit Commitment by the Bank in accordance with this Agreement, and (b) the result of (i) the Borrowing Base as then determined and computed, minus (ii) the amount of reserves then imposed on the Borrowing Base by the Bank in accordance with this Agreement.”

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(e)          The definition of “Revolving Credit Commitment” in section 5.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

“            “Revolving Credit Commitment” means an amount equal to Twelve Million and 00/100 Dollars ($12,000,000.00), as such amount may be reduced pursuant to the terms of this Agreement.”

(f)          Section 5.1 of the Credit Agreement is hereby further amended by inserting the following new definition in the appropriate alphabetical order, effective as of October 1, 2015:

“            “Temporary Overadvance Amount” means (a) on and after October 1, 2015, through and including April 30, 2016, an amount equal to $1,000,000; and (b) at any other time (including on and after May 1, 2016), an amount equal to $0.”

(g)          Exhibit F to the Credit Agreement is hereby amended to read in its entirety as set forth in Exhibit F to this agreement.

3.          Reaffirmation of Subsidiary Guaranty. The Subsidiary Guarantor hereby expressly does each of the following:

(1)	consents to the execution by the Borrower and the Bank of this agreement;

(2)	acknowledges that the “Indebtedness” (as defined in the Subsidiary Guaranty) includes all of the “Obligations” under and as defined in the Credit Agreement, as amended from time to time (including as amended by this agreement);

(3)	acknowledges that the Subsidiary Guarantor does not have any set-off, defense, or counterclaim to the payment or performance of any of the obligations of the Borrower under the Credit Agreement or the Subsidiary Guarantor under the Subsidiary Guaranty;

(4)	reaffirms, assumes, and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms, and conditions contained in the Subsidiary Guaranty;

(5)	agrees that all such obligations and liabilities under the Subsidiary Guaranty continue in full force and that the execution and delivery of this agreement to, and its acceptance by, the Bank will not in any manner whatsoever do any of the following:

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(A)	impair or affect the liability of the Subsidiary Guarantor to the Bank under the Subsidiary Guaranty;

(B)	prejudice, waive, or be construed to impair, affect, prejudice, or waive the rights and abilities of the Bank at law, in equity, or by statute against the Subsidiary Guarantor pursuant to the Subsidiary Guaranty; or

(C)	release or discharge, or be construed to release or discharge, any of the obligations and liabilities owing to the Bank by the Subsidiary Guarantor under the Subsidiary Guaranty; and

(6)	represents and warrants that each of the representations and warranties made by the Subsidiary Guarantor in any of the documents executed in connection with the Loans remain true and correct as of the date of this agreement.

4.          Representations and Warranties. To induce the Bank to enter into this agreement, the Borrower hereby represents to the Bank as follows:

(1)	that the Borrower is duly authorized to execute and deliver this agreement and is and will continue to be duly authorized to borrow monies under the Credit Agreement, as amended by this agreement, and to perform its obligations under the Credit Agreement, as amended by this agreement;

(2)	that the execution and delivery of this agreement and the performance by the Borrower of its obligations under the Credit Agreement, as amended by this agreement, do not and will not conflict with any provision of law or of the articles of organization or operating agreement of the Borrower or of any agreement binding upon the Borrower;

(3)	that the Credit Agreement, as amended by this agreement, is a legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability might be limited by bankruptcy, insolvency, or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies;

(4)	that the representation and warranties set forth in section 6 of the Credit Agreement, as amended by this agreement, are true and correct with the same effect as if those representations and warranties had been made on the date hereof, except that all references to the financial statements mean the financial statements most recently delivered to the Bank and except for changes specifically permitted under the Credit Agreement, as amended by this agreement;

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(5)	that the Borrower has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, as amended by this agreement, including the covenants stated in section 8 of the Credit Agreement; and

(6)	that as of the date of this agreement no Default and no Event of Default under section 10 of the Credit Agreement, as amended by this agreement, has occurred or is continuing.

5.	Conditions. The effectiveness of this agreement is subject to satisfaction of the following conditions:

(1)	that the Bank has received the following:

(A)	a copy of this agreement, duly executed by the parties; and

(B)	all other documents, certificates, resolutions, and opinions of counsel as the Bank requests; and

(2)	that all legal matters incident to the execution and delivery of this agreement are satisfactory to the Bank and its counsel.

6.          General. (a) This agreement and the rights and duties of the parties hereto are governed by, and are to be construed in accordance with, the internal laws of State of Illinois without regard to principles of conflicts of laws. Wherever possible each provision of the Credit Agreement and this agreement is to be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement and this agreement is prohibited by or invalid under any such law, that provision will be deemed ineffective to the extent of that prohibition or invalidity, without invalidating the remainder of that provision or the remaining provisions of the Credit Agreement and this agreement.

(b)          This agreement is a Loan Document.

(c)          This agreement binds each party and their respective successors and assigns, and this agreement inures to the benefit of each party and the successors and assigns of the Bank.

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(d)          Except as specifically modified or amended by the terms of this agreement, the terms and provisions of the Credit Agreement, the Subsidiary Guaranty, and the other Loan Documents are incorporated by reference herein and in all respects continue in full force and effect. The Borrower, by execution of this agreement, hereby reaffirms, assumes, and binds itself to all of the obligations, duties, rights, covenants, terms, and conditions contained in the Credit Agreement and the other Loan Documents to which it is a party.

(e)          Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, and each reference to the Credit Agreement in any and all instruments or documents delivered in connection therewith, are deemed to refer to the Credit Agreement, as amended by this agreement.

(f)          The Borrower shall pay all costs and expenses in connection with the preparation of this agreement and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who are employees of the Bank or any affiliate or parent of the Bank. The Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees, and other costs and expenses in connection with the execution and delivery of this agreement and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

(g)          The Borrower hereby waives and releases any and all current existing claims, counterclaims, defenses, or set-offs of every kind and nature which it has or might have against the Bank arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments in connection with or relating to the foregoing, or this agreement. The Borrower hereby further covenants and agrees not to sue the Bank or assert any claims, defenses, demands, actions, or liabilities against the Bank arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments in connection with or relating to the foregoing, or this agreement.

(h)          The parties may sign this agreement in several counterparts, each of which will be deemed an original but all of which together will constitute one instrument.

[Signature pages follow]

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The parties are signing this Amendment No. 6 to Credit Agreement as of the date stated in the introductory clause.

CTI Industries Corporation

By:	/s/ Stephen M. Merrick
Name:	Stephen M. Merrick
Title:	President

CTI Supply, Inc.
(f/k/a CTI Helium, Inc.)

By:	/s/ Stephen M. Merrick
Name:	Stephen M. Merrick
Title:	President

BMO Harris BANK N.A.

By:	/s/ Joseph C. Mikulskis
Name:	Joseph C. Mikulskis
Title:	Senior Vice President